FORM 8-K


                      Securities and Exchange Commission
                           Washington, D.C.  20549



                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  November 23, 1999


                         Surety Capital Corporation
          ------------------------------------------------------
          (exact name of registrant as specified in its charter)



        Delaware              33-1983                 75-2065607
    ---------------         ------------            --------------
    (State or other         (Commission             (IRS Employer
    jurisdiction of         File Number)            Identification
    incorporation)                                      Number)



                1501 Summit Avenue, Fort Worth, Texas 76102
         -------------------------------------------------------
                 (address of principal executive offices)



Registrant's telephone number, including area code:  817-335-5955



            1845 Precinct Line Road, Suite 100, Hurst, Texas 76054
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

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Item 5.	Other Events

The Annual Report on Form 10-K (filed with the Securities and Exchange Commission on April 15, 1999) to which this amendment relates reported the audited financial statements of Registrant as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996.

As previously announced by the Registrant and reported in its Current Report on Form 8-K (filed with the Securities and Exchange Commission on November 12, 1999), Registrant has not finalized its operating results for the quarter ending September 30, 1999 pending the results of a review of the insurance premium finance division of its wholly-owned subsidiary, Surety Bank, National Association ("Surety Bank"). In connection with that review, which is still ongoing, the Registrant disclosed that loan loss provisions may be increased or other potential adjustments may be required that may affect the third quarter of 1999 and prior periods and that may require restatement of prior period financial statements of the Registrant.

As a result, the Registrant and its independent auditors have determined that the financial statements of Registrant and related independent auditors reports thereon filed in the above-referenced Annual Report on Form 10-K may contain material errors and should therefore not be relied upon by investors for any purpose.

The Registrant intends to cause the financial statements of the Registrant to be re-audited for the periods covered by the referenced Annual Report on Form 10-K.


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


                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SURETY CAPITAL CORPORATION


DATE:  November 10, 1999                /s/ Charles M. Ireland
                                        ----------------------
                                        Charles M. Ireland, Chairman of
                                        the Board

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